EXHIBIT C
                             CSW International, Inc.
                                  Balance Sheet
                                December 31, 1996
                                   (Unaudited)
                                    ($000's)



ASSETS

CURRENT ASSETS
            Cash                                       $      142,726
            Marketable Securities                              18,154
            Accounts Receivable                               179,360
                                                        -------------
                                                              340,240

NONCURRENT ASSETS
            Equity Investments                                109,467
            Fixed Assets, net                               1,006,498
            Goodwill                                        1,524,931
            Deferred Charges and Other                        143,464
                                                        -------------
                                                            2,784,360

TOTAL                                                  $    3,124,600
                                                        =============


LIABILITIES AND EQUITY

LIABILITIES
            Accounts Payable and Other                 $      345,088
            Borrowings from CSW Corp.or Affiliate             109,634
            Long Term Debt                                  1,178,740
            Other Liabilities                                 204,880
            Accumulated Deferred Income Taxes                 275,027
                                                        -------------
                                                            2,113,369

EQUITY
            Common Stock                                            1
            Paid in Capital                                   829,000
            Retained Earnings                                 107,744
            Currency Translation Adjustment                    74,486
                                                        -------------
                                                            1,011,231

TOTAL                                                  $    3,124,600
                                                        =============